UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2006

CoBiz Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2006, the board of directors of CoBiz Inc. (the “corporation”) adopted Amended and Restated Bylaws of the corporation.  The table set forth below describes the provisions adopted or substantively changed by the amendments by comparing the applicable provisions of the existing Bylaws of the corporation (the “Old Bylaws”) with the corresponding provisions of the corporation’s Bylaws as amended and restated (the “New Bylaws”).  The purposes for the adoption of the New Bylaws are to generally update the Old Bylaws and to conform the Old Bylaws to what the corporation believes are customary for a public company.

Old Bylaws	New Bylaws
Specified the date, time and place of the annual meeting of shareholders.	Provide that the date, time and place of shareholder meetings are determined by the board, Chairman, CEO or President.

Required that notice of shareholder meetings will be delivered by mail.	Allow delivery of notice by personal delivery, mail, facsimile or other form of wire or wireless communication.

Did not address the conduct of shareholder meetings.

Identify the person or the manner of selecting the person to serve as chairman of shareholder meetings and authorize the chairman to determine the order of business and procedures for conducting the meeting.

Required shareholders to deliver nominations of persons for election as directors to the corporation not less than 60 nor more than 90 days prior to the date of the annual shareholder meeting. Specified the contents of the notice of the nomination. Authorized the chair of the shareholder meeting to disregard any nomination not made in accordance with the bylaws.

Expand this provision to apply to shareholder proposals in addition to director nominations. Specify the manner of calculating deadlines for shareholders to deliver notice of shareholder proposals or director nominations (generally not less than 120 nor more than 180 days prior to the anniversary of mailing the corporation’s proxy materials for the immediately preceding annual meeting) and expands the information that must be contained in the notice to include additional details about the nominee or proposal required to be disclosed in the corporation’s proxy statement. Authorize the chairman of the shareholders meeting to refuse to recognize any nomination or proposal not made in compliance with the specified procedures.

Old Bylaws	New Bylaws
Listed the Chair and Vice Chair among the officers of the corporation with responsibility for supervising the implementation of policies adopted by the board.

Provide that the Chairman and Vice Chairman preside at meetings of the board of directors and perform other duties assigned by the board of directors but are not designated as officers of the corporation.

Authorized the board to create an executive committee but did not specify the powers of the executive committee.	Requires the board to appoint an executive committee consisting of two or more directors and that may exercise all powers of the board of directors between meetings of the full board of directors.

Required the board to appoint an audit committee and generally described the audit committee’s duties.

Requires the board to appoint an audit committee, a compensation committee and a governance and nominating committee. Allows the board to determine the powers and responsibilities of each committee and requires the board to adopt a written charter for each committee consistent with applicable law, regulations and stock exchange listing standards.

Authorized the board to create other committees with powers determined by the board.

Authorize the board to establish other committees with powers determined by the board, subject to certain limitations prescribed by the Act. Clarify that provisions of the bylaws applicable to the board of directors relating to meetings, notice, waiver of notice, quorum, voting requirements, action without a meeting and telephonic meetings also apply to committees of the board.

Did not provide for a Chief Executive Officer position.	Provide that the Chief Executive Officer has general powers and duties of supervision, management and direction over the business and policies of the corporation.

Prohibited the corporation from incurring indebtedness unless authorized by the board of directors by general or specific authorization.	Eliminates this restriction. However, the board may adopt policies from time to time limiting the authority of officers to incur indebtedness without prior approval of the board.

Permitted the corporation to indemnify any director or officer against liabilities incurred in any proceeding to which he or she is made a party because of his or her status as a director or officer if the person’s conduct was consistent with a specified standard of care that mirrors the current standard of care under the Act.

Require the corporation to indemnify any director of the corporation to the fullest extent permitted by law. Require the corporation to indemnify any officer of the corporation who is not a director to the same extent as a director and permit the corporation to indemnify such an officer to such greater extent permitted by law as the corporation may determine by contract, board resolution or otherwise.

Old Bylaws	New Bylaws

Permitted the corporation to indemnify and advance expenses to any person who is not a director to a greater extent than the corporation is permitted to indemnify a director if consistent with law and if provided for by the corporation’s bylaws, general or specific action of the board or shareholders, or contract.

Permit the corporation to indemnify any employee, fiduciary or agent of the corporation who is not also a director to such extent as the corporation may determine by general or specific action of the board of directors, by contract or otherwise.

Required the corporation to indemnify any director or officer against expenses incurred in a proceeding if he or she was wholly successful in defense of the proceeding. Permitted the corporation to pay expenses incurred by any director or officer in advance of the final disposition of the proceeding if certain conditions were satisfied that mirror the conditions imposed under the Act.

Require the corporation to advance expenses to any director to the fullest extent permitted by law. Require the corporation to advance expenses to any officer who is not a director to the same extent as a director and permit the corporation to advance expenses to any such officer such greater extent permitted by law as the corporation may determine by general or specific action of the board of directors, by contract or otherwise. Permit the corporation to advance expenses to any employee, agent or fiduciary of the corporation to the fullest extent permitted by law.

Silent concerning applicability of indemnification provisions to directors, officers, employees, fiduciaries and agents of predecessors to the corporation.

Clarify that references to directors, officers, employees, fiduciaries and agents of the corporation also include those of corporations or other entities that are predecessors to the corporation by merger or similar transactions.

Contained provisions allowing a person to petition a court for indemnification that generally mirror provisions contained in the Act.	Eliminated this provision because it was duplicative of rights conferred by the Act.

Prohibited indemnification for expenses, penalties, or other payments incurred in connection with an administrative proceeding or action instituted by a regulatory agency resulting in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the institution.

The corporation believes that this limitation in the Old Bylaws was intended to comply with rules promulgated by the Federal Deposit Insurance Corporation. Accordingly, the New Bylaws contain a similar limitation but clarify that the prohibition applies only to actions instituted by banking regulatory agencies.

Old Bylaws	New Bylaws
Provided that the bylaws could be amended by a vote of a majority of the full board of directors.

Allow the board of directors to make, amend or repeal bylaws unless the shareholders, in making, amending or repealing a bylaw, expressly provide that the board of directors may not amend or repeal such bylaw. Allow the shareholders to make, amend or repeal bylaws at any annual meeting or special meeting of shareholders called for that purpose.

In addition, the Old Bylaws did not address certain matters that have been included in the New Bylaws.  Because the Old Bylaws were silent, those matters were previously governed by the Act.  The provisions that have been added to the New Bylaws mirror the terms of the Act, and accordingly, the addition of these provisions to the New Bylaws does not constitute a substantive change to the governance of the corporation.

The New Bylaws are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated herein by reference.  The foregoing summary is qualified in its entirety by reference to the New Bylaws.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CoBiz Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Inc.
(Registrant)

/s/	Lyne Andrich
Lyne Andrich

EVP & CFO
Date:	December 18, 2006